Exhibit 16.1


                                August 9, 2004


U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On August 9, 2004, this Firm received a draft copy of a Form 8-K to be filed by Bidville, Inc. (SEC File # 000-31477, CIK # 1081275) (Company) reporting Item 4
- Changes in Registrant's Certifying Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA